Exhibit 99.1

Imperial provides Kearl operational update following pipeline restart

Calgary, Alberta – September 14, 2020 – Imperial (TSE: IMO, NYSE American: IMO) confirmed today that its Kearl oil sands operation has safely started ramping up production to normal rates following the return to service of a third-party diluent pipeline. The production impact of the outage is still being determined and will be updated at a later date.

Imperial’s first priority continues to be the safety of our employees, contractors and the communities where we operate.

For further information:

Investor relations	Media relations
(587) 476-4743	(587) 476-7010

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Cautionary statement: Statements of future events or conditions in this release, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements in this release include, but are not limited to, references to the ramp up of the Kearl operation and the production impact of the outage still to be determined.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning the restoration of diluent supply and operations related to the third-party pipeline; the ability to source alternate diluent supply if required; the company’s ability to effectively ramp up production at the facility; the company’s ability to effectively execute on its business response and continuity plans; production rates; applicable laws and government policies and actions, including restrictions in response to COVID-19; demand growth and energy source, supply and mix; general market conditions; commodity prices; and capital and environmental expenditures could differ materially depending on a number of factors. These factors include availability and performance of third-party service providers, including third-party pipelines and in light of restrictions related to COVID-19; unanticipated technical or operational difficulties, including unplanned maintenance in connection with facility ramp up; operational hazards and risks; management effectiveness and disaster response preparedness, including business continuity plans in response to COVID-19; the receipt, in a timely manner, of regulatory and third-party approvals; political or regulatory events, including changes in law or government policy such as actions in response to COVID-19; global, regional or local changes in supply and demand for oil, natural gas, and petroleum products and resulting price, differential and margin impacts; general economic conditions; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K and subsequent interim reports on Form 10-Q.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.